Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)          Registration Statement (Form S-3 No. 333-103672) of Steel Dynamics, Inc., and

(2)          Registration Statements (Form S-8 No. 333-133493 and No. 333-147271) of Steel Dynamics, Inc;

of our report dated December 23, 2005, with respect to the consolidated statements of income, cash flows, and changes in stockholders’ equity for the year ended September 30, 2005 of OmniSource Corporation which appears in this Current Report on Form 8-K of Steel Dynamics, Inc. dated March 26, 2008.

/s/ Ernst & Young LLP

Fort Wayne, Indiana

March 26, 2008